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Exhibit 23.1        Consent  of Ernst & Young LLP, Independent Certified Public
                    Accountants

                    Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57900) pertaining to the 2000 Nonstatutory Stock Option Plan, and (Form S-8 No. 333-41574) pertaining to the 1997 Stock Plan and 2000 Employee Stock Purchase Plan of Triton Network Systems, Inc. of our report dated June 24, 2002, with respect to the consolidated financial statements of Triton Network Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                          /s/ Ernst & Young, LLP

Orlando, Florida
July 2, 2002